Calculation of Filing Fee Tables
S-8
LIQTECH INTERNATIONAL INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance under the LiqTech International, Inc. 2022 Equity Incentive Plan	Other	1,385,737	$ 1.767	$ 2,448,597.28	0.0001381	$ 338.15
2	Equity	Common Stock, $0.001 par value per share, outstanding under the LiqTech International, Inc. 2022 Equity Incentive Plan (RSUs)	Other	114,263	$ 1.767	$ 201,902.72	0.0001381	$ 27.88
Total Offering Amounts:						$ 2,650,500.00		$ 366.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 366.03
Offering Note
[1]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall be deemed to cover any additional shares of Common Stock, $0.001 par value per share (the "Common Stock") of LiqTech International, Inc. (the "Company") that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Company's Common Stock, as applicable. (2) Estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on January 27, 2026.

[2]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall be deemed to cover any additional shares of Common Stock, $0.001 par value per share (the "Common Stock") of LiqTech International, Inc. (the "Company") that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Company's Common Stock, as applicable. (2) Estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on January 27, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A